Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 63 to the Registration Statement (Form N-1A, No. 2-91369) of State Street Variable Insurance Series Funds, Inc. (formerly known as GE Investments Funds, Inc.), and to the incorporation by reference of our reports, dated February 17, 2017, on State Street U.S. Equity V.I.S. Fund, State Street S&P 500 Index V.I.S. Fund, State Street Premier Growth Equity V.I.S. Fund, State Street Small-Cap Equity V.I.S. Fund, State Street Income V.I.S. Fund, State Street Total Return V.I.S. Fund, State Street Real Estate Securities V.I.S. Fund (seven of the portfolios constituting State Street Variable Insurance Series Funds, Inc.) included in the Annual Shareholder Report for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2017